As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3572512
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 Chesapeake Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Award Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Paul J. Hastings

Chairman & Chief Executive Officer

OncoMed Pharmaceuticals, Inc.

800 Chesapeake Drive

Redwood City, CA 94063

(Name and address of agent for service)

(650) 995-8200

(Telephone number, including area code, of agent for service)

Copies to:
Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Dr. Alicia J. Hager, Esq. Vice President, General Counsel OncoMed Pharmaceuticals, Inc. 800 Chesapeake Drive Redwood City, CA 94063 (650) 995-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,175,918(2)	$19.45–$31.46(3)	$34,635,832.46(3)
Common Stock, $0.001 par value	293,979(4)	$31.46(5)	$9,248,579.34
Total:	1,469,897		$43,884,411.80	$5,652.31

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2013 Equity Incentive Award Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2013 Plan resulting from an annual increase as of January 1, 2014.
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for outstanding awards under the 2013 Plan that are not covered by the Registration Statement of the Registrant on Form S-8 (File No. 333-190932) is the weighted average exercise price of such outstanding awards, which is $19.45. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2013 Plan is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on March 26, 2014, which is $31.46. The table below details the calculation of the Proposed Maximum Aggregate Offering Price for outstanding awards under the 2013 Plan that are not covered by the Registration Statement of the Registrant on Form S-8 (File No. 333-190932) and for shares available for future grant under the 2013 Plan as of March 28, 2014:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding awards under the 2013 Plan not covered by the Registration Statement of the Registrant on Form S-8 (File No. 333-190932)	196,382	$19.45	$3,819,629.90
Shares available for future grant under the 2013 Plan	979,536	$31.46	$30,816,202.56

Proposed Maximum Aggregate Offering Price			$34,635,832.46

(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2014.
(5)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the ESPP is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on March 26, 2014, which is $31.46.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,469,897 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-190932) is effective: (i) the 2013 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,175,918 shares of common stock, and (ii) the 2013 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 293,979 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-190932), filed with the Securities and Exchange Commission on August 30, 2013, are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 28th day of March, 2014.

ONCOMED PHARMACEUTICALS, INC.

By:	/s/ Paul J. Hastings
Name: Paul J. Hastings
Title: Chairman & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul J. Hastings and William D. Waddill, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Hastings	Chairman, Chief Executive Officer and	March 28, 2014
Paul J. Hastings	President (principal executive officer)

/s/ William D. Waddill	Senior Vice President and	March 28, 2014
William D. Waddill	Chief Financial Officer (principal financial and accounting officer)

/s/ James W. Broderick	Director	March 28, 2014
James W. Broderick, M.D.

/s/ Terry Gould	Director	March 28, 2014
Terry Gould

/s/ Jack W. Lasersohn	Director	March 28, 2014
Jack W. Lasersohn, J.D.

/s/ Laurence Lasky	Director	March 28, 2014
Laurence Lasky, Ph.D.

/s/ Deepa R. Pakianathan	Director	March 28, 2014
Deepa R. Pakianathan, Ph.D.

/s/ Denise Pollard-Knight	Director	March 28, 2014
Denise Pollard-Knight, Ph.D.

/s/ Jonathan D. Root	Director	March 28, 2014
Jonathan D. Root, M.D.

/s/ James N. Woody	Director	March 28, 2014
James N. Woody, M.D., Ph.D.

/s/ Michael S. Wyzga	Director	March 28, 2014
Michael S. Wyzga

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of OncoMed Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on July 23, 2013 (File No. 001-35993) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of OncoMed Pharmaceuticals, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on July 23, 2013 (File No. 001-35993) and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-181331), effective July 17, 2013, and incorporated herein by reference)

5.1	Opinion of Latham & Watkins LLP

10.1	OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-181331), effective July 17, 2013, and incorporated herein by reference)

10.2	Form of Stock Option Agreement under the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan (filed as Exhibit 10.7(B) to the Registrant’s Registration Statement on Form S-1 (File No. 333-181331), effective July 17, 2013, and incorporated herein by reference)

10.3	Form of Restricted Stock Unit Award Agreement under the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan

10.4	OncoMed Pharmaceuticals, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-181331), effective July 17, 2013, and incorporated herein by reference)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of attorney (included in the signature page to this Registration Statement)